Exhibit 23.1

                           [LETTERHEAD]
                       WEBB & COMPANY, P.A.
                   Certified Public Accountants

    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 28, 2008, except for Note
7, to which the date is April 24, 2008 relating to the combined financial statements of China Renewable Energy
Holdings, Inc. and subsidiary.

We  also  consent to the reference to our Firm under the  caption
"Experts" in the Registration Statement.

/s/Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
July 3, 2008